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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2021

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive, Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02Results of Operations and Financial Condition

On February 11, 2021, Domtar Corporation issued a news release reporting earnings for the fourth quarter of 2020 and announced that it will be holding a webcast and a conference call to present its fourth quarter 2020 financial results on Thursday, February 11, at 10:00 a.m. (ET). A copy of the news release is being furnished as Exhibit 99.1 to this Form 8-K.

On January 8, 2021, Domtar announced the sale of its Personal Care business. The sale represents a significant strategic shift that has a material effect on our results of operations and financial position. In accordance with GAAP, we have applied discontinued operations treatment for the results of operations and the net assets of the Personal Care business are considered “assets held for sale” in the attached financial statements for the period ended December 31, 2020. The impact of the treatment as discontinued operations results in the P&L of the Personal Care business being presented as a one-line item, net of tax. The discontinued operations line also includes the estimated loss on sale of the business. On the balance sheet, this treatment results in all elements of the Personal Care balance sheet presented in four distinct lines, under the common name of “held for sale.”

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1: News release of Domtar Corporation, dated February 11, 2021

Exhibit 104: Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

Exhibit No.	Exhibit
99.1	News Release of Domtar Corporation, dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date:	February 11, 2021

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